EXHIBIT 99.1

Team, Inc. Announces Alignment Into Business Groups

SUGAR LAND, Texas, June 24, 2013 (GLOBE NEWSWIRE) -- Team, Inc. (NYSE:TISI) today announced the alignment of its business activities into business groups designed to drive the Company's next phase of continued long term growth. Effective July 1, 2013, Team's operations will be organized into three business groups, Inspection and Heat Treating Services, Mechanical Services, and Quest Integrity Group.  Each business group will be led by a Business Group President, who will report directly to Phil Hawk, Team's Chairman and CEO.

The organizational changes are expected to provide greater focus and alignment of resources to address customer needs, enhance execution and improve growth opportunities across the entire organization. Each business group will be supported by their own field service group and technical, commercial, manufacturing, and operations support, where appropriate. The repositioning of Quest Integrity Group within Team reflects both its significant growth since joining the Team family nearly three years ago and Team's commitment to continue expansion of its capabilities and innovative new technologies.

Art Victorson, 51, is President, Inspection and Heat Treating Services. Art joined Team in 1997 and most recently served as Senior Vice President, TCM Division. Current revenues for this business group are approximately $375 million.

Pete Wallace, 50, is President, Mechanical Services. Pete joined Team in 1988 and most recently served as Executive Vice President and Chief Operating Officer. Current revenues for this business group are approximately $275 million.

Jeff Ott, 50, continues as President, Quest Integrity Group, a role he has held since 2007. Current revenues for this group are approximately $60 million.

"Team's revenues have grown at more than a 20% compound average growth rate for the last decade. Our expanding business size and scale now enables us to bring more focus, dedicated resources, and technology applications to the attractive future growth opportunities available in each of our business groups," said Phil Hawk, Team's Chairman. "We expect this increased focus to result in enhanced service capabilities and improved support to our customers."

Also reporting to Hawk are Ted Owen, continuing as Executive Vice President & Chief Financial Officer, and André C. "Butch" Bouchard, continuing as Senior Vice President, Administration, General Counsel & Secretary.

About Team, Inc.

Headquartered near Houston, Texas, Team, Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 125 locations throughout the world. Team's common stock is traded on the New York Stock Exchange under the ticker symbol "TISI".

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

CONTACT: Philip J. Hawk or Ted W. Owen
         (281) 331-6154